                            Press Information

MOOGINC., EAST AURORA, NEW YORK 14052 TEL-716/652-2000

Release date	Immediate	Contact	Ann Marie Luhr
	April 28, 2017		716-687-4225

MOOG REPORTS SECOND QUARTER RESULTS

East Aurora, NY -- Moog Inc. (NYSE: MOG.A and MOG.B) announced today financial results for the quarter ended April 1, 2017.

Second Quarter Highlights

•	Diluted earnings per share of $0.88, up 4% from a year ago;

•	Pre-tax earnings were up 19% from a year ago;

•	Sales of $632 million, up 3% from a year ago;

•	Operating margins of 10.3%, up from 9.3% a year ago;

•	Strong cash flow from operating activities;

•	Announcement of the acquisition of Rotary Transfer Systems, a slip ring business in Europe.

Segment Results

Total Aircraft Controls sales in the quarter were $290 million, up 6% year over year. Military aircraft sales of $137 million were 4% higher, driven by F-35 Joint Strike Fighter sales which were up 26%. Other OEM sales were up 3%, to $59 million. Military aftermarket sales were $48 million, down 5% on lower B-1B spares and C-5 modernization activity.

Commercial aircraft revenues increased 9%, to $153 million. Sales of OEM products to Airbus increased 44%, to $43 million, including a 70% increase in A350 program sales. Boeing OEM sales were marginally higher at $62 million. Commercial aftermarket sales declined $1 million, to $29 million.

Space and Defense segment sales were $106 million, up 14% year over year. Defense sales were up 26% on increased demand for U.S. and European ground vehicle programs, naval and security products. Space sales were 2% higher, attributed to an increase in sales of satellite controls.

Industrial Systems segment sales in the quarter were $115 million, down 10% from a year ago but up 3% from Q1. Energy sales were off 15%, simulation and test sales were down 9% and industrial automation sales were off 8%.

Components segment sales in the quarter were $121 million, up 3% from a year ago, with the strongest sales increase seen in the medical market. Medical market sales of $48 million were up 10% on increased sales of pumps and sensors. Aerospace and defense sales of $41 million were flat while industrial product sales for specialty markets, at $33 million, were down 3%.

Consolidated 12-month backlog was $1.2 billion.

Fiscal 2017 Outlook

•	Forecast sales of $2.45 billion, up 2% over last year and increased $30 million from last quarter’s forecast;

•	Forecast earnings per share of $3.50, plus or minus $0.15;

•	Forecast full year operating margins of 10.0%, with no change from last quarter’s forecast;

•	Another year of solid cash flow from operations.

“Earnings per share of $0.88 was above our guidance from 90 days ago,” said John Scannell, Chairman and CEO. “We’ve had a good first half of the year and we’re on track for our full year guidance. Our premier military and commercial aircraft programs continue their production ramps and we’ve seen sales gains in several of the defense programs in our portfolio.”

In conjunction with today’s release, Moog will host a conference call beginning at 10:00 a.m. ET, which will be broadcast live over the Internet. John Scannell, Chairman and CEO, and Don Fishback, CFO, will host the call. Listeners can access the call live or in replay mode at www.moog.com/investors/communications. Supplemental financial data will be available on the webcast web page 90 minutes prior to the conference call.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information about the company can be found at www.moog.com.

Cautionary Statement

Information included or incorporated by reference in this report that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “approximate,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include:

•	the markets we serve are cyclical and sensitive to domestic and foreign economic conditions and events, which may cause our operating results to fluctuate;

•	we operate in highly competitive markets with competitors who may have greater resources than we possess;

•
we depend heavily on government contracts that may not be fully funded or may be terminated, and the failure to receive funding or the termination of one or more of these contracts could reduce our sales and increase our costs;

•	we make estimates in accounting for long-term contracts, and changes in these estimates may have significant impacts on our earnings;

•	we enter into fixed-price contracts, which could subject us to losses if we have cost overruns;

•	we may not realize the full amounts reflected in our backlog as revenue, which could adversely affect our future revenue and growth prospects;

•	if our subcontractors or suppliers fail to perform their contractual obligations, our prime contract performance and our ability to obtain future business could be materially and adversely impacted;

•
contracting on government programs is subject to significant regulation, including rules related to bidding, billing and accounting kickbacks and false claims, and any non-compliance could subject us to fines and penalties or possible debarment;

•	the loss of The Boeing Company as a customer or a significant reduction in sales to The Boeing Company could adversely impact our operating results;

•	our new product research and development efforts may not be successful which could reduce our sales and earnings;

•	our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete;

•	our business operations may be adversely affected by information systems interruptions, intrusions or new software implementations;

•	our indebtedness and restrictive covenants under our credit facilities could limit our operational and financial flexibility;

•
significant changes in discount rates, rates of return on pension assets, mortality tables and other factors could adversely affect our earnings and equity and increase our pension funding requirements;

•	a write-off of all or part of our goodwill or other intangible assets could adversely affect our operating results and net worth;

•	our sales and earnings may be affected if we cannot identify, acquire or integrate strategic acquisitions, or if we engage in divesting activities;

•	our operations in foreign countries expose us to political and currency risks and adverse changes in local legal and regulatory environments;

•	unforeseen exposure to additional income tax liabilities may affect our operating results;

•	government regulations could limit our ability to sell our products outside the United States and otherwise adversely affect our business;

•	governmental regulations and customer demands related to conflict minerals may adversely impact our operating results;

•
the failure or misuse of our products may damage our reputation, necessitate a product recall or result in claims against us that exceed our insurance coverage, thereby requiring us to pay significant damages;

•	future terror attacks, war, natural disasters or other catastrophic events beyond our control could negatively impact our business;

•	our operations are subject to environmental laws, and complying with those laws may cause us to incur significant costs; and

•	we are involved in various legal proceedings, the outcome of which may be unfavorable to us.

These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.

Moog Inc.
CONSOLIDATED STATEMENTS OF EARNINGS
(dollars in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net sales	$632,403	$611,142	$1,222,073	$1,179,599
Cost of sales	447,323	431,955	864,487	838,952
Gross profit	185,080	179,187	357,586	340,647
Research and development	36,950	39,731	71,514	74,529
Selling, general and administrative	87,064	82,771	172,127	165,765
Interest	8,649	8,935	17,135	17,257
Restructuring	—	8,069	—	8,342
Other	4,214	(936)	12,119	(1,518)
Earnings before income taxes	48,203	40,617	84,691	76,272
Income taxes	16,541	9,710	22,971	19,205
Net earnings attributable to Moog and noncontrolling interest	31,662	30,907	61,720	57,067

Net earnings (loss) attributable to noncontrolling interest	(364)	(143)	(870)	(224)

Net earnings attributable to Moog	$32,026	$31,050	$62,590	$57,291

Net earnings per share attributable to Moog
Basic	$0.89	$0.85	$1.74	$1.57
Diluted	$0.88	$0.85	$1.73	$1.55

Average common shares outstanding
Basic	35,888,053	36,481,996	35,878,552	36,597,972
Diluted	36,236,838	36,693,190	36,254,802	36,860,760

Moog Inc.
CONSOLIDATED SALES AND OPERATING PROFIT
(dollars in thousands)

	Three Months Ended		Six Months Ended
	April 1, 2017	April 2, 2016	April 1, 2017	April 2, 2016
Net sales:
Aircraft Controls	$289,661	$272,073	$558,111	$526,030
Space and Defense Controls	105,848	92,871	198,778	176,389
Industrial Systems	115,431	128,244	227,830	253,423
Components	121,463	117,954	237,354	223,757
Net sales	$632,403	$611,142	$1,222,073	$1,179,599
Operating profit:
Aircraft Controls	$31,181	$19,742	$54,292	$38,174
	10.8%	7.3%	9.7%	7.3%
Space and Defense Controls	10,488	12,657	17,584	24,172
	9.9%	13.6%	8.8%	13.7%
Industrial Systems	12,318	13,270	23,019	26,903
	10.7%	10.3%	10.1%	10.6%
Components	10,840	10,939	22,294	18,918
	8.9%	9.3%	9.4%	8.5%
Total operating profit	64,827	56,608	117,189	108,167
	10.3%	9.3%	9.6%	9.2%
Deductions from operating profit:
Interest expense	8,649	8,935	17,135	17,257
Equity-based compensation expense	986	983	3,154	1,919
Corporate and other expenses, net	6,989	6,073	12,209	12,719
Earnings before income taxes	$48,203	$40,617	$84,691	$76,272
 .

Moog Inc.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	April 1, 2017	October 1, 2016
ASSETS
Current assets
Cash and cash equivalents	$305,123	$325,128
Restricted cash	37,366	—
Receivables	688,649	688,388
Inventories	458,211	479,040
Prepaid expenses and other current assets	42,274	34,688
Total current assets	1,531,623	1,527,244
Property, plant and equipment, net	507,091	522,369
Goodwill	731,924	740,162
Intangible assets, net	100,978	113,560
Deferred income taxes	65,569	75,800
Other assets	29,117	25,839
Total assets	$2,966,302	$3,004,974
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Short-term borrowings	$90	$1,379
Current installments of long-term debt	350	167
Accounts payable	155,519	144,450
Accrued salaries, wages and commissions	120,808	126,319
Customer advances	172,583	167,514
Contract loss reserves	35,743	32,543
Other accrued liabilities	106,236	116,577
Total current liabilities	591,329	588,949
Long-term debt, excluding current installments	956,053	1,004,847
Long-term pension and retirement obligations	370,037	401,747
Deferred income taxes	9,721	11,026
Other long-term liabilities	4,174	4,343
Total liabilities	1,931,314	2,010,912
Commitment and contingencies	—	—
Redeemable noncontrolling interest	—	5,651
Shareholders’ equity
Common stock - Class A	43,692	43,667
Common stock - Class B	7,588	7,613
Additional paid-in capital	474,123	465,762
Retained earnings	1,769,129	1,706,539
Treasury shares	(739,551)	(741,700)
Stock Employee Compensation Trust	(61,887)	(49,463)
Supplemental Retirement Plan Trust	(10,094)	(8,946)
Accumulated other comprehensive loss	(448,012)	(435,061)
Total Moog shareholders’ equity	1,034,988	988,411
Total liabilities and shareholders’ equity	$2,966,302	$3,004,974

Moog Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Six Months Ended
	April 1, 2017	April 2, 2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings attributable to Moog and noncontrolling interest	$61,720	$57,067
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	35,372	38,554
Amortization	9,325	11,428
Deferred income taxes	423	2,292
Equity-based compensation expense	3,154	1,919
Other	15,481	5,991
Changes in assets and liabilities providing (using) cash:
Receivables	(20,989)	(5,606)
Inventories	14,327	(5,330)
Accounts payable	13,536	(13,439)
Customer advances	8,869	10,888
Accrued expenses	449	(5,802)
Accrued income taxes	(858)	2,552
Net pension and post retirement liabilities	(9,413)	(13,171)
Other assets and liabilities	(9,690)	(8,920)
Net cash provided by operating activities	121,706	78,423
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of businesses, net of cash acquired	—	(11,016)
Purchase of property, plant and equipment	(30,210)	(27,685)
Other investing transactions	(928)	1,058
Net cash (used) by investing activities	(31,138)	(37,643)
CASH FLOWS FROM FINANCING ACTIVITIES
Net short-term repayments	(1,280)	—
Proceeds from revolving lines of credit	94,145	210,320
Payments on revolving lines of credit	(143,700)	(182,455)
Payments on long-term debt	(97)	(9,660)
Proceeds from sale of treasury stock	2,135	2,229
Purchase of outstanding shares for treasury	(5,305)	(25,156)
Proceeds from sale of stock held by SECT	867	2,897
Purchase of stock held by SECT	(7,038)	(1,515)
Excess tax benefits from equity-based payment arrangements	—	471
Other financing transactions	(1,656)	—
Net cash (used) by financing activities	(61,929)	(5,169)
Effect of exchange rate changes on cash	(11,278)	2,858
Increase in cash, cash equivalents and restricted cash	17,361	38,469
Cash, cash equivalents and restricted cash at beginning of period	325,128	309,853
Cash, cash equivalents and restricted cash at end of period	$342,489	$348,322